Earnings webcast and conference call SECOND QTR 2022 August 3, 2022 Exhibit 99.2

Brad Windbigler Head of Treasury and Investor Relations 2

This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our," or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2021. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our Business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics, such as COVID-19, civil unrest, war, terrorism, natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related exchanges and protocols, and other innovations in technology and business models; geopolitical tensions, political conditions and related actions, including trade restrictions and government sanctions, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; changes in tax laws, or their interpretation, any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; failure to manage credit and fraud risks presented by our agents, clients, and consumers; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights, and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations, in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, including with respect to the General Data Protection Regulation (“GDPR”) in the European Union ("EU") and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau (“CFPB”) and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; (iii) other events, such as catastrophic events; and management’s ability to identify and manage these and other risks. Safe Harbor 3

Devin McGranahan Chief Executive Officer 4

Western Union – Highlights 5 Company Results Highlights $1.1B GAAP 23.2% $0.50 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Revenue Op. Margin Adj.* 23.3% EPS $0.51 GAAP Adj.* GAAP

Q2 Business Update 6 Digital Retail In the near term, working to improve new customer acquisition, the on-boarding experience, and other features to impact retention Longer-term, improvements will be driven by the rollout of our next generation platforms, consolidating 50+ country specific applications to 4-6 regional platforms Prioritize delivering a best-in-class customer and agent experience and marketing program Leveraging retail network to cost effectively deliver customers into our digital ecosystem Plan to have next generation POS system testing in market later this year

Activating Western Union’s Receiver Base 7 80M Western Union Receivers in 20211 Potential to enhance the value proposition for customers who may be underserved by the market today 1 Western Union Business Research 2 World Bank Migration and Development Brief 36 May 2022; 2022 forecast inbound principal for Latin America & the Caribbean $140B Inbound Principal to Latin America & the Caribbean2 Untapped opportunity to engage with millions of Western Union receivers in important regions like LACA

WU Experience Centers Agents Brazil Retail Revenue Brazil Retail Locations Growing Exclusive Branded Distribution Western Union Concept Store, Rome Opportunity to leverage network to activate the digital to retail escalator Assessing the potential of more concept stores in places like Rome Exclusively branded distribution allows for more influence over the customer relationship, marketing, and the ability to create a differentiated omni-channel experience 8

Raj Agrawal Chief Financial Officer 9

Q2 Business Trends Consolidated revenues of $1.1 billion decreased 12% reported, or 4% constant currency excluding contributions from Business Solutions compared to the prior year period.* Suspension of operations in Russia & Belarus impacted revenue by 3%. *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures C2C Transactions 68 million Digital Money Transfer % of Total C2C Revenue 25% C2C Principal 24 billion

Q2 Consumer-to-Consumer Trends Regions Revenue Growth/(Decline) Constant Currency Revenue Growth/(Decline)* Transaction Growth/(Decline) % of C2C Revenue North America (2%) (2%) (6%) 40% Europe & CIS (21%) (16%) (30%) 28% MEASA (4%) (3%) (3%) 16% LACA 2% 4% 4% 10% APAC (10%) (6%) (11%) 6% Total C2C (9%) (6%) (13%) 100% Included in C2C regions above: Digital Money Transfer (6%) (3%) (20%) 25% 11 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Suspension of operations in Russia & Belarus impacted C2C revenues by 3% and transactions by 8%

Q2 Business Solutions and Other Highlights 12 Business Solutions Second closing is expected to be completed in the fourth quarter, subject to regulatory approval Until the second closing, the Company will continue to recognize revenue and operating profit plus offsetting contractual payments to the buyers in Other Income Other (primarily retail bill payments businesses in the U.S. & Argentina and money orders in the U.S.) 7% of Company revenue Revenue increased 19%

Q2 Total Company Operating Margin 13 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. GAAP GAAP Adjusted* Key factors driving the increase in operating margin: Changes in foreign currency, lower compensation-related expenses, and product mix Adjusted operating margin was impacted by the same factors above and excludes: Divestiture and acquisition costs in both periods Business Solutions’ contribution and Russia & Belarus exit costs in the current period Adjusted*

Q2 Segment Operating Margins 14 C2C Segment Other

Financial Highlights As of June 30, 2022 Second Quarter EPS: GAAP / Adjusted* $0.50 / $0.51 Cash Flow from Operations $307 million Dividends Paid $182 million Share Repurchases $171 million Cash Balance, June 30, 2022 $1.2 billion Debt outstanding, June 30, 2022 $2.7 billion 15 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures

Note: The 2021 financial outlook assumes no material worsening in macro-economic conditions or the COVID-19 pandemic GAAP Revenue Approximately -11% to -13% GAAP & Adjusted Operating Profit Margin* A range of 20% to 21% Approximately 20% GAAP Effective Tax Rate GAAP Earnings per Share $2.18 to $2.28 2022 Outlook 16 Adjusted Earnings per Share* $1.75 to $1.85 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures Mid-teens range Adjusted Effective Tax Rate Mid-single digit decline (constant currency, excluding the impact of Argentina inflation and proforma for the planned sale of Business Solutions) Adjusted Revenue

17 Questions & Answers

18 Appendix Second Quarter 2022 Earnings Webcast and Conference Call

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. We have also included non-GAAP measures below that remove certain impacts of Business Solutions, in order to provide a more meaningful comparison of results from continuing operations. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. Amounts included below are in millions, unless indicated otherwise. Key Statistics and Reconciliation of Non-GAAP Measures

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

	Notes	2Q21	3Q21	4Q21	FY2021	1Q22	2Q22	YTD 2Q22
Consolidated Metrics								
Consolidated revenues (GAAP) - YoY % change		16%	2%	1%	5%	(4)%	(12)%	(8)%
Consolidated revenues, constant currency (non-GAAP) - YoY % change	(a)	13%	2%	2%	4%	(2)%	(8)%	(5)%
Consolidated revenues, constant currency, excluding Business Solutions (non-GAAP) - YoY % Change	(a)	13%	0%	1%	4%	(1)%	(4)%	(3)%
Consolidated operating margin (GAAP)		19.8%	24.8%	24.7%	22.1%	20.5%	23.2%	21.9%
Consolidated operating margin, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions exit costs (non-GAAP)	(b)	20.2%	25.2%	24.9%	22.5%	22.5%	23.3%	22.9%
Consolidated operating margin, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions operating income and exit costs (non-GAAP) [(1)]	(b)	N/A	N/A	N/A	N/A	21.8%	23.3%	22.6%
EBITDA margin (non-GAAP)	(c)	24.1%	28.8%	28.4%	26.3%	24.6%	27.2%	25.9%
Consumer-to-Consumer (C2C) Segment Metrics								
Revenues (GAAP) - YoY % change		15%	0%	(1)%	4%	(5)%	(9)%	(7)%
Revenues, constant currency (non-GAAP) - YoY % change	(g)	12%	(1)%	0%	3%	(3)%	(6)%	(5)%
Transactions (in millions)		78.0	76.6	78.3	305.9	69.7	68.2	137.9
Transactions - YoY % change		15%	(1)%	0%	5%	(4)%	(13)%	(9)%
Total principal ($- billions)		$ 27.9	$ 27.7	$ 27.7	$ 109.0	$ 24.8	$ 24.5	$ 49.3
Principal per transaction, as reported - YoY % change		11%	4%	4%	8%	1%	0%	1%
Principal per transaction, constant currency - YoY % change	(h)	8%	3%	4%	6%	3%	4%	4%
Cross-border principal, as reported - YoY % change		29%	4%	5%	15%	(3)%	(12)%	(8)%
Cross-border principal, constant currency - YoY % change	(i)	25%	3%	5%	14%	(1)%	(9)%	(5)%
Operating margin		20.7%	24.3%	24.2%	22.2%	20.7%	22.0%	21.4%
Digital money transfer revenues (GAAP) - YoY % change		22%	15%	13%	22%	5%	(6)%	(1)%
Digital money transfer foreign currency translation impact	(k)	(3)%	(1)%	(1)%	(1)%	1%	3%	2%
Digital money transfer revenues, constant currency (non-GAAP) - YoY % change		19%	14%	12%	21%	6%	(3)%	1%
Digital money transfer transactions - YoY % change		33%	19%	17%	32%	4%	(20)%	(9)%
westernunion.com revenues (GAAP) - YoY % change		18%	12%	9%	18%	4%	(1)%	1%
westernunion.com foreign currency translation impact	(k)	(3)%	(1)%	0%	(1)%	1%	2%	2%
westernunion.com revenues, constant currency (non-GAAP) - YoY % change		15%	11%	9%	17%	5%	1%	3%
westernunion.com transactions - YoY % change		18%	9%	6%	19%	0%	(3)%	(1)%

(1) Concurrent with the sale in the first quarter of 2022, the Business Solutions operating income has been excluded. See tickmark (r) below for more information.

20

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

C2C Segment Regional Metrics - YoY % change	Notes	2Q21	3Q21	4Q21	FY2021	1Q22	2Q22	YTD 2Q22
NA region revenues (GAAP)		4%	(2)%	2%	1%	(1)%	(2)%	(2)%
NA region foreign currency translation impact	(k)	0%	0%	0%	0%	0%	0%	0%
NA region revenues, constant currency (non-GAAP)		4%	(2)%	2%	1%	(1)%	(2)%	(2)%
NA region transactions		3%	(5)%	(2)%	(1)%	(6)%	(6)%	(6)%
EU & CIS region revenues (GAAP)		18%	(3)%	(8)%	3%	(14)%	(21)%	(18)%
EU & CIS region foreign currency translation impact	(k)	(8)%	(2)%	1%	(3)%	4%	5%	5%
EU & CIS region revenues, constant currency (non-GAAP)		10%	(5)%	(7)%	0%	(10)%	(16)%	(13)%
EU & CIS region transactions		26%	3%	1%	13%	(7)%	(30)%	(19)%
MEASA region revenues (GAAP)		19%	(2)%	2%	4%	2%	(4)%	(1)%
MEASA region foreign currency translation impact	(k)	(1)%	0%	0%	0%	1%	1%	1%
MEASA region revenues, constant currency (non-GAAP)		18%	(2)%	2%	4%	3%	(3)%	0%
MEASA region transactions		22%	2%	6%	10%	5%	(3)%	1%
LACA region revenues (GAAP)		70%	25%	8%	22%	2%	2%	2%
LACA region foreign currency translation impact	(k)	(2)%	1%	4%	2%	3%	2%	3%
LACA region revenues, constant currency (non-GAAP)		68%	26%	12%	24%	5%	4%	5%
LACA region transactions		42%	10%	2%	9%	2%	4%	3%
APAC region revenues (GAAP)		20%	1%	0%	6%	(6)%	(10)%	(8)%
APAC region foreign currency translation impact	(k)	(7)%	(2)%	0%	(3)%	3%	4%	4%
APAC region revenues, constant currency (non-GAAP)		13%	(1)%	0%	3%	(3)%	(6)%	(4)%
APAC region transactions		3%	(13)%	(13)%	(7)%	(13)%	(11)%	(12)%

21

22 Notes 2Q21 3Q21 4Q21 FY2021 1Q22 2Q22 YTD 2Q22 % of C2C Revenue   NA region revenues 37% 37% 38% 37% 39% 40% 39% EU & CIS region revenues 33% 32% 31% 32% 29% 28% 29% MEASA region revenues 15% 15% 15% 15% 17% 16% 17% LACA region revenues 9% 9% 9% 9% 9% 10% 9% APAC region revenues 6% 7% 7% 7% 6% 6% 6%   Digital money transfer revenues 24% 24% 24% 24% 25% 25% 25%   Other (primarily bill payments businesses in Argentina and the United States and money orders)   Revenues (GAAP) - YoY % change 8% 3% 5% (1)% 8% 19% 14% Operating margin 16.2% 18.3% 21.3% 19.6% 31.7% 40.1% 36.1%   % of Total Company Revenue (GAAP)   Consumer-to-Consumer segment revenues 87% 86% 87% 87% 86% 90% 88% Business Solutions segment revenues 8% 9% 8% 8% 8% 3% 6% Other revenues 5% 5% 5% 5% 6% 7% 6%

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

		Notes	2Q21	3Q21	4Q21	FY2021	1Q22	2Q22	YTD 2Q22
	Consolidated Metrics								
(a)	Revenues (GAAP)		$ 1,289.7	$ 1,286.3	$ 1,284.8	$ 5,070.8	$ 1,155.7	$ 1,138.3	$ 2,294.0
	Foreign currency translation impact	(k)	(29.4)	(2.8)	14.8	(18.3)	33.2	42.1	75.3
	Revenues, constant currency (non-GAAP)		$ 1,260.3	$ 1,283.5	$ 1,299.6	$ 5,052.5	$ 1,188.9	$ 1,180.4	$ 2,369.3
	Less Business Solutions revenues, constant currency (non-GAAP)	(j), (r)	(92.1)	(113.7)	(109.2)	(405.9)	(91.9)	(40.1)	(132.0)
	Revenues, constant currency, excluding Business Solutions (non-GAAP)		$ 1,168.2	$ 1,169.8	$ 1,190.4	$ 4,646.6	$ 1,097.0	$ 1,140.3	$ 2,237.3
	Prior year revenues (GAAP)		$ 1,114.7	$ 1,258.5	$ 1,271.8	$ 4,835.0	$ 1,210.0	$ 1,289.7	$ 2,499.7
	Less prior year revenues from Business Solutions (GAAP)	(r)	(79.4)	(89.1)	(89.2)	(356.1)	(96.5)	(99.3)	(195.8)
	Prior year revenues, adjusted, excluding Business Solutions		$ 1,035.3	$ 1,169.4	$ 1,182.6	$ 4,478.9	$ 1,113.5	$ 1,190.4	$ 2,303.9
	Revenues (GAAP) - YoY % Change		16%	2%	1%	5%	(4)%	(12)%	(8)%
	Revenues, constant currency (non-GAAP) - YoY% Change		13%	2%	2%	4%	(2)%	(8)%	(5)%
	Revenues, constant currency, excluding Business Solutions (non-GAAP) - YoY % Change		13%	0%	1%	4%	(1)%	(4)%	(3)%
(b)	Operating income (GAAP)		$ 254.9	$ 318.6	$ 316.8	$ 1,123.1	$ 237.5	$ 264.0	$ 501.5
	Acquisition and divestiture costs	(m)	5.6	5.5	3.7	15.7	3.3	0.9	4.2
	Russia/Belarus exit costs	(s)	N/A	N/A	N/A	N/A	11.0	0.2	11.2
	Business Solutions exit costs	(s)	N/A	N/A	N/A	N/A	7.7	—	7.7
	Operating income, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions exit costs (non-GAAP)		$ 260.5	$ 324.1	$ 320.5	$ 1,138.8	$ 259.5	$ 265.1	$ 524.6
	Less Business Solutions operating income[1]	(r)	N/A	N/A	N/A	N/A	(26.5)	(7.9)	(34.4)
	Operating income, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions operating income and exit costs (non-GAAP)		$ 260.5	$ 324.1	$ 320.5	$ 1,138.8	$ 233.0	$ 257.2	$ 490.2
	Operating margin (GAAP)		19.8%	24.8%	24.7%	22.1%	20.5%	23.2%	21.9%
	Operating margin, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions exit costs (non-GAAP)		20.2%	25.2%	24.9%	22.5%	22.5%	23.3%	22.9%
	Operating margin, excluding acquisition and divestiture costs, Russia/Belarus exit costs, and Business Solutions operating income and exit costs (non-GAAP)[1]		N/A	N/A	N/A	N/A	21.8%	23.3%	22.6%
(c)	Operating income (GAAP)		$ 254.9	$ 318.6	$ 316.8	$ 1,123.1	$ 237.5	$ 264.0	$ 501.5
	Depreciation and amortization		55.6	51.3	47.9	208.2	46.8	45.9	92.7
	EBITDA (non-GAAP)	(l)	$ 310.5	$ 369.9	$ 364.7	$ 1,331.3	$ 284.3	$ 309.9	$ 594.2
	Operating margin (GAAP)		19.8%	24.8%	24.7%	22.1%	20.5%	23.2%	21.9%
	EBITDA margin (non-GAAP)		24.1%	28.8%	28.4%	26.3%	24.6%	27.2%	25.9%

(1) Concurrent with the sale in the first quarter of 2022, the Business Solutions operating income has been excluded. See tickmark (r) below for more information.

23

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

	Notes	2Q21	3Q21	4Q21	FY2021	1Q22	2Q22	YTD 2Q22
(d) Net income (GAAP)		$ 222.5	$ 232.7	$ 168.8	$ 805.8	$ 293.3	$ 194.0	$ 487.3
Acquisition and divestiture costs	(m)	5.6	5.5	3.7	15.7	3.3	0.9	4.2
Gain on investment sale	(n)	(47.9)	—	—	(47.9)	N/A	N/A	N/A
Debt extinguishment costs	(o)	14.8	—	—	14.8	N/A	N/A	N/A
Pension settlement charge	(p)	N/A	N/A	109.8	109.8	N/A	N/A	N/A
Business Solutions gain	(r)	N/A	N/A	N/A	N/A	(151.4)	—	(151.4)
Business Solutions exit costs	(s)	N/A	N/A	N/A	N/A	7.7	—	7.7
Russia/Belarus exit costs	(s)	N/A	N/A	N/A	N/A	11.0	0.2	11.2
Income tax expense from change in permanent reinvestment assertion related to the sale of Business Solutions	(q)	N/A	18.1	(0.2)	17.9	N/A	N/A	N/A
Income tax benefit from acquisition and divestiture costs	(m)	(1.3)	(1.0)	(0.7)	(3.2)	(0.7)	(0.3)	(1.0)
Income tax expense from the gain on investment sale	(n)	8.3	1.5	1.1	10.9	N/A	N/A	N/A
Income tax benefit from debt extinguishment costs	(o)	(2.5)	(0.5)	(0.2)	(3.2)	N/A	N/A	N/A
Income tax benefit from pension settlement charge	(p)	N/A	N/A	(23.5)	(23.5)	N/A	N/A	N/A
Income tax expense from Business Solutions gain	(r)	N/A	N/A	N/A	N/A	42.0	2.9	44.9
Income tax benefit from Business Solutions exit costs	(s)	N/A	N/A	N/A	N/A	(1.2)	(0.2)	(1.4)
Income tax benefit from Russia/Belarus exit costs	(s)	N/A	N/A	N/A	N/A	(1.4)	(0.4)	(1.8)
Net income, adjusted (non-GAAP)		$ 199.5	$ 256.3	$ 258.8	$ 897.1	$ 202.6	$ 197.1	$ 399.7

24

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

Consolidated Metrics cont.

(e)	Effective tax rate (GAAP)		14%	20%	7%	14%	19%	18%	19%
	Change in permanent reinvestment assertion related to the sale of Business Solutions	(q)	N/A	(6)%	0%	(2)%	N/A	N/A	N/A
	Acquisition and divestiture costs	(m)	0%	0%	0%	0%	0%	0%	0%
	Gain on investment sale	(n)	0%	0%	(1)%	0%	N/A	N/A	N/A
	Debt extinguishment costs	(o)	0%	0%	0%	0%	N/A	N/A	N/A
	Pension settlement charge	(p)	0%	0%	6%	1%	N/A	N/A	N/A
	Business Solutions gain	(r)	N/A	N/A	N/A	N/A	(6)%	(1)%	(4)%
	Business Solutions exit costs	(s)	N/A	N/A	N/A	N/A	0%	0%	0%
	Russia/Belarus exit costs	(s)	N/A	N/A	N/A	N/A	0%	0%	0%
	Effective tax rate, adjusted (non-GAAP)		14%	14%	12%	13%	13%	17%	15%
(f)	Diluted Earnings per Share (GAAP)		$ 0.54	$ 0.57	$ 0.42	$ 1.97	$ 0.74	$ 0.50	$ 1.25
	Pretax impacts from the following:								
	Acquisition and divestiture costs	(m)	0.01	0.01	0.01	0.03	0.01	—	0.01
	Gain on investment sale	(n)	(0.12)	—	—	(0.12)	N/A	N/A	N/A
	Debt extinguishment costs	(o)	0.04	—	—	0.04	N/A	N/A	N/A
	Pension settlement charge	(p)	N/A	N/A	0.27	0.27	N/A	N/A	N/A
	Business Solutions gain	(r)	N/A	N/A	N/A	N/A	(0.38)	—	(0.39)
	Business Solutions exit costs	(s)	N/A	N/A	N/A	N/A	0.02	—	0.02
	Russia/Belarus exit costs	(s)	N/A	N/A	N/A	N/A	0.02	—	0.02
	Income tax expense/(benefit) impacts from the following:								
	Change in permanent reinvestment assertion related to the sale of Business Solutions	(q)	N/A	0.05	—	0.04	N/A	N/A	N/A
	Acquisition and divestiture costs	(m)	—	—	—	—	—	—	—
	Gain on investment sale	(n)	0.02	—	—	0.03	N/A	N/A	N/A
	Debt extinguishment costs	(o)	(0.01)	—	—	(0.01)	N/A	N/A	N/A
	Pension settlement charge	(p)	N/A	N/A	(0.06)	(0.06)	—	N/A	N/A
	Business Solutions gain	(r)	N/A	N/A	N/A	N/A	0.10	0.01	0.11
	Business Solutions exit costs	(s)	N/A	N/A	N/A	N/A	—	—	—
	Russia/Belarus exit costs	(s)	N/A	N/A	N/A	N/A	—	—	—
	Diluted Earnings per share, adjusted (non-GAAP)		$ 0.48	$ 0.63	$ 0.64	$ 2.19	$ 0.51	$ 0.51	$ 1.02

25

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

		Notes	2Q21	3Q21	4Q21	FY2021	1Q22	2Q22	YTD 2Q22
	C2C Segment Metrics								
(g)	Revenues (GAAP)		$ 1,127.1	$ 1,104.5	$ 1,111.5	$ 4,394.0	$ 999.0	$ 1,026.9	$ 2,025.9
	Foreign currency translation impact	(k)	(32.1)	(9.4)	6.2	(46.4)	20.8	28.1	48.9
	Revenues, constant currency (non-GAAP)		$ 1,095.0	$ 1,095.1	$ 1,117.7	$ 4,347.6	$ 1,019.8	$ 1,055.0	$ 2,074.8
	Prior year revenues (GAAP)		$ 976.6	$ 1,106.5	$ 1,121.5	$ 4,220.0	$ 1,050.9	$ 1,127.1	$ 2,178.0
	Revenues (GAAP) - YoY % change		15%	0%	(1)%	4%	(5)%	(9)%	(7)%
	Revenues, constant currency (non-GAAP) - YoY % change		12%	(1)%	0%	3%	(3)%	(6)%	(5)%
(h)	Principal per transaction, as reported ($- dollars)		$ 357	$ 361	$ 354	$ 356	$ 356	$ 359	$ 357
	Foreign currency translation impact ($- dollars)	(k)	(10)	(1)	2	(4)	8	13	11
	Principal per transaction, constant currency ($- dollars)		$ 347	$ 360	$ 356	$ 352	$ 364	$ 372	$ 368
	Prior year principal per transaction, as reported ($- dollars)		$ 322	$ 348	$ 341	$ 331	$ 353	$ 357	$ 355
	Principal per transaction, as reported - YoY % change		11%	4%	4%	8%	1%	(0)%	1%
	Principal per transaction, constant currency - YoY % change		8%	3%	4%	6%	3%	4%	4%
(i)	Cross-border principal, as reported ($- billions)		$ 26.6	$ 26.5	$ 26.5	$ 104.1	$ 23.8	$ 23.4	$ 47.2
	Foreign currency translation impact ($- billions)	(k)	(0.7)	(0.2)	0.2	(1.2)	0.5	0.9	1.4
	Cross-border principal, constant currency ($- billions)		$ 25.9	$ 26.3	$ 26.7	$ 102.9	$ 24.3	$ 24.3	$ 48.6
	Prior year cross-border principal, as reported ($- billions)		$ 20.7	$ 25.5	$ 25.3	$ 90.6	$ 24.5	$ 26.6	$ 51.1
	Cross-border principal, as reported - YoY % change		29%	4%	5%	15%	(3)%	(12)%	(8)%
	Cross-border principal, constant currency - YoY % change		25%	3%	5%	14%	(1)%	(9)%	(5)%
	Business Solutions Segment Metrics								
(j)	Revenues (GAAP)		$ 99.3	$ 116.8	$ 109.2	$ 421.8	$ 89.1	$ 35.7	$ 124.8
	Foreign currency translation impact	(k)	(7.2)	(3.1)	0.0	(15.9)	2.8	4.4	7.2
	Revenues, constant currency (non-GAAP)		$ 92.1	$ 113.7	$ 109.2	$ 405.9	$ 91.9	$ 40.1	$ 132.0
	Prior year revenues (GAAP)		$ 79.4	$ 89.1	$ 89.2	$ 356.1	$ 96.5	$ 99.3	$ 195.8
	Revenues (GAAP) - YoY % change		25%	31%	22%	18%	(8)%	(64)%	(36)%
	Revenues, constant currency (non-GAAP) - YoY % change		16%	28%	22%	14%	(5)%	(60)%	(33)%

26

27 2022 Consolidated Outlook Metrics Notes Range Operating margin (GAAP) 20.0% 21.0% Impact from acquisition and divestiture costs (m) 0.0% 0.0% Impact from the sale of Business Solutions, including exit costs (r), (s) (0.5)% (0.5)% Impact from Russia/Belarus exit costs (s) 0.5%   0.5% Operating margin, adjusted, excluding acquisition and divestiture costs, the sale of Business Solutions, including exit costs, and Russia/Belarus exit costs (non-GAAP) 20.0%   21.0% Range Earnings per share (GAAP) ($- dollars) $ 2.18 $ 2.28 Impact from acquisition and divestiture costs, net of related taxes (m) 0.02 0.02 Gain on the sale of Business Solutions, net of related taxes (r) (0.49) (0.49) Impact from Business Solutions exit costs, net of related taxes (s) 0.01 0.01 Impact from Russia/Belarus exit costs, net of related taxes (s) 0.03 0.03 Earnings per share, adjusted, excluding the acquisition and divestiture costs, gain on the sale of Business Solutions, and exit costs from Business Solutions and Russia/Belarus, net of related taxes (non-GAAP) ($- dollars) $ 1.75 $ 1.85

28 Non-GAAP related notes: (k) Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. The Company believes that this measure provides management and investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of the Company's underlying results and trends. Earnings before Interest, Taxes, Depreciation, and Amortization ("EBITDA" results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods. (m) represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with the measure that increases the comparability of the Company's underlying operating results. (n) On April 12, 2021, the Company sold a substantial majority of the noncontrolling interest it held in a private company for cash proceeds of $50.9 million. As a result, the Company recorded a pre-tax gain in the second quarter of 2021. The gain on the sale and the income taxes on the gain have been removed from adjusted results. The Company believes excluding the impact of this gain will provide investors with a more meaningful comparison of results with the historical periods presented. (o) On April 1, 2021, the Company repaid $500 million of aggregate principal amount of 3.6% unsecured notes due in 2022 and incurred approximately $14.8 million of costs, excluding accrued interest, in connection with the repayment. The cost associated with the repayment was recorded to Other income /(expense), net, in the second quarter of 202. The costs associated with the payment and related tax benefit have been removed from adjusted results. The company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented. (p) Represents the settlement charges for the company's defined benefit pension plan incurred in the fourth quarter of 2021. On July 22, 2021, the Company's Board of Directors approved a plan to terminate and settle this frozen defined benefit plan, and during the fourth quarter of 2021, the Company settled its obligations under the plan and transferred the corresponding amount of plan assets to the insurer. The expenses associated with the pension settlement were recorded to Pension settlement charges within Total other income/(expense), net. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented. (q) Represents the tax impact from changes to certain of the Company’s permanent reinvestment assertions related to its decision to classify its Business Solutions business as held for sale in 2021. The company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented. (r) During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Bedpost Group LLC (collectively, the "Buyer") for cash consideration of $910.0 million, subject to regulatory and working capital adjustments. The sale will be completed in two closings, the first of which occurred on March 1, 2022 with the entirely of the cash consideration collected and allocated to the closings on a relative fair value basis. The first closing excluded the operations in the European Union and the United Kingdom and resulted in a gain of $151.4 million. The second closing is currently expected to occur in the fourth quarter of 2022, pending regulatory approvals, at which time the remainder of the gain will be recognized. Revenues have been adjusted to exclude the carved out financial information for the Business Solutions business to compare the year-over-year changes and trends in the Company's continuing businesses, excluding the effects of this divestiture. While the sale of the Company's Business Solutions business does not qualify for or represent discontinued operations, the Company has also adjusted operating income, beginning in the first quarter of 2022 and concurrent with the sale, to exclude the carved out direct profit of the Business Solutions business. Between the first and second closing, the Company will continue to record revenues and operating income for the European Union and United Kingdom operations, but it will pay the Buyer a measure of the points from these operations, adjusted for other charges, as contractually agreed, and this expense is recognized in Other income/(expense), net. Therefore, the Company believes that providing this information enhances investors' understanding of the profitability of the Company's remaining businesses. The Company has also excluded the gain on the sale, net of related taxes from its first quarter 2022 results and the 2022 adjusted outlook, as management believes that excluding the impact from the gain on sale of the Business Solutions business will provide investors with a clearer and more meaningful comparison of results in 2022 and future periods. These financial measure are non-GAAP measures and should not be considered a substitute for the GAAP measures.

29 (s) Represents the exit costs incurred in connection with the divestiture of the Business Solutions business and the suspension of operations in Russia and Belarus, primarily related to severance and non-cash impairments of property and equipment, an operating lease right-of-use asset, and other intangible assets. While certain of the expenses are identifiable to the Company's segments, the expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company’s segment operating income results. These expenses have been excluded from operating income, the effective tax rate, and diluted earnings per share, net of related taxes. Additionally, the outlook metrics have been adjusted to exclude these costs, net of related taxes where applicable. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results.

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